SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                  Date of Report - May 31, 1995

                          ANUHCO, INC.

                State of Incorporation - Delaware

                  Commission File No. - 0-12321

          IRS Employer Identification No. - 46-0278762

                9393 West 110th Street, Suite 100
                  Overland Park, Kansas  66210

                Telephone Number - (913)-451-2800


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On May 31, 1995, Anuhco, Inc ("Anuhco") completed the acquisition of all of the issued and outstanding stock of Agency Premium Resource, Inc. and Subsidiary ("APR"). The purchase price, together with payments for certain services to be rendered by the sellers after closing, was approximately $11.5 million. In addition to the Stock Purchase Agreement by which Anuhco acquired all of the APR stock, Anuhco entered into a consulting agreement with Seafield Capital Corporation ("Seafield"), the former majority shareholder of APR, and an employment agreement with C. Ted McCarter, APR's president and chief executive officer. Under the former, Anuhco is entitled to consult with Seafield about APR for three years. Under the latter, APR is entitled to the continuation of Mr. McCarter's services as president and chief executive officer for five years. This transaction will be accounted for as a purchase. Anuhco utilized a portion of its available cash to consummate the purchase. Anuhco assumed certain guarantees of the APR financing arrangements. Such guarantees would have exceeded $20 million at December 31, 1994. The terms of the acquisition and the purchase price resulted from negotiations between Anuhco and the APR shareholders, Seafield and APR's Chief Executive Officer,
C. Ted McCarter.

APR offers premium financing and related services through approved insurance agencies, primarily throughout the midwestern United
States. Its wholly owned subsidiary, Agency Services, Inc., provides motor vehicle report services throughout the same geographic area.

Anuhco intends for APR to continue its operation as an autonomous finance company. Existing management will continue, including all officers, with C. Ted McCarter to continue as Chief Executive Officer of APR under a five year employment agreement. This acquisition would provide Anuhco a base from which to grow a financial services operation. Expansion of the financial services operation is expected to include continued growth of APR and possibly the acquisition of units which would complement the operation of APR. In management's opinion, the acquisition of APR will not have a dilutive effect on consolidated earnings.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS
                  INDEX TO FINANCIAL STATEMENTS
                                                           Page
(a)  Historical Financial Statements of Agency Premium
       Resource, Inc. and Subsidiary (business acquired)

     Condensed Interim Financial Statements (unaudited)

       Consolidated Balance Sheet as of March 31, 1995        4

       Consolidated Statement of Earnings for the Three
         Months Ended March 31, 1995                          5

       Consolidated Statement of Cash Flow for the Three
         Months Ended March 31, 1995                          6

       Notes to Condensed Interim Financial Statements        7

     Annual Financial Statements

       Report of Independent Public Accountants               8

       Consolidated Balance Sheets as of December 31,
         1994 and 1993                                        9

       Consolidated Statements of Earnings for the
         years ended December 31, 1994 and 1993              10

       Consolidated Statements of Cash Flows for the
         years ended December 31, 1994 and 1993              11

       Consolidated Statements of Stockholders' Equity
         for the years ended December 31, 1994 and 1993      12

       Notes to Consolidated Financial Statements            13

(b)  Condensed Pro Forma Financial Statements (Unaudited)

       Description of Pro Forma Financial Statements         19

       Condensed Pro Forma Balance Sheet at March 31, 1995   20

       Condensed Pro Forma Statement of Earnings for the
         year ended December 31, 1994                        21

       Condensed Pro Forma Statement of Earnings for the
         three months ended March 31, 1995                   22

     Notes to Pro Forma Financial Statements                 23

(c)  Exhibits - Filed herewith

      2(a) Plan of Acquisition - Stock Purchase Agreement by and among Anuhco, Inc., Seafield Capital
           Corporation, and C. Ted McCarter, dated May 23,
           1995.

     10(a) Materials Contract - Consulting and Assignment
           Agreement by and between Seafield Capital Corpor-ation and Anuhco, Inc., dated May 31, 1995.


                  AGENCY PREMIUM RESOURCE, INC.
                     Condensed Balance Sheet
                           (Unaudited)
                         (in thousands)
                       ASSETS

                              March 31, 1995
Current Assets -
 Cash & investments               $   990
   Finance receivables              7,511
   Other                               63
  Total Current                     8,564
Property/Equipment                     82
Other Assets                          158
  Total Assets                    $ 8,804

            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities               $   851
Other Liabilities                      21
  Total Liabilities                   872
Shareholders Equity                 7,932
  Total Liability &
  Shareholder's Equity            $ 8,804

     The accompanying notes to condensed financial statements are an integral part of this statement.


                  AGENCY PREMIUM RESOURCE, INC.
                      Statement of Earnings
                           (Unaudited)
                         (in thousands)
                                    Three Months Ended
                                      March 31, 1995
Operating Revenue                       $   907
Operating Expenses:
 Salaries, wages & employee benefits        242
 Operating supplies & expenses              454
 Depreciation & amortization                 42
Total operating expenses                    738
Operating Income                            169
Nonoperating Income (Expense)               -
Income Before Income Taxes                  169
Income Tax Provision                         60
Net Income                              $   109

     The accompanying notes to condensed financial statements are an integral part of this statement.

                  AGENCY PREMIUM RESOURCE, INC.
                Condensed Statement of Cash Flow
                           (Unaudited)
                         (in thousands)
                                                Three Months Ended
                                                  March 31, 1995
Operating Activities
 Earnings from continuing operations                  $  109
 Adjustments to reconcile net earnings
   to net cash used by operating activities:
      Depreciation & amortization                         42
      Bad debt expense                                    39
      Other, including changes in working capital       (267)
      Net cash provided (used) by operating
        activities                                      ( 77)
Investing Activities
 Change in short-term investments                       (463)
 Purchase of securitized receivables                   1,000
 Additions to accounts receivable                       (462)
 Other                                                  ( 10)
      Net cash generated investing activities             65
Net Increase In Cash                                  $ ( 12)

     The accompanying notes to condensed financial statements are an integral part of this statement.

                  AGENCY PREMIUM RESOURCE, INC.

             Notes to Condensed Financial Statements
                           (Unaudited)

(1)  Condensed Financial Statements:

The condensed financial statements of Agency Premium Resource, Inc. ("APR") included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and have not been examined or reviewed by independent public accountants. In the opinion of management, all adjustments necessary to present fairly the results of operations have been made.

Pursuant to SEC rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these statements.
In the opinion of management the disclosures contained herein, when read in conjunction with the financial statements and notes included in APR's 1994 audited financial statements filed herewith are adequate to make the information presented not misleading. It is suggested, therefore, that these statements be read in conjunction with the statements and notes included with those financial statements.

(2)  Acquisition:

APR, a premium finance company, was a majority owned subsidiary of Seafield Capital Corporation ("Seafield"). On May 23, 1995, Seafield and the minority shareholder and CEO of APR, C. Ted McCarter, entered into an agreement for the sale of 100% of the issued and outstanding shares of common stock of APR to Anuhco, Inc.

The accompanying financial statements do not reflect the costs associated with the sale.

                      KPMG Peat Marwick LLP
                     1000 Walnut, Suite 1600
                         P.O. Box 13127
                     Kansas City, MO.  64199

                  INDEPENDENT AUDITORS' REPORT

The Board of Directors
Agency Premium Resource, Inc.
  and Subsidiary:

We have audited the accompanying consolidated balance sheets of Agency Premium Resource, Inc. and subsidiary as of December 31, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management,as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Agency Premium Resource, Inc. and subsidiary as of December 31, 1994 and 1993 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                              /s/ KPMG Peat Marwick LLP

February 9, 1995

                  AGENCY PREMIUM RESOURCE, INC.
                   Consolidated Balance Sheets
                   December 31, 1994 and 1993
              Assets                           1994        1993
Current assets:
  Accounts receivable, net of allowance for
    uncollectible accounts of $210,970 and
    $285,814 and unearned interest of
    $177,363 and $114,310 in 1994 and 1993
    and sold receivables of $23,000,000 and
    $19,000,000 in 1994 and 1993 (note 2)    $8,088,077 $5,737,732
  Short term investments                     1,002,245   2,261,399
  Prepaid expenses and other                    55,312      41,092
  Deferred income tax assets (note 5)           89,260      99,448
     Total current assets                    9,234,894   8,139,671

Furniture and equipment, net of accumulated
  depreciation of $184,467 in 1994 and
  $151,500 in 1993                              59,501      59,143
Capital lease, net of accumulated amortiza-
  tion of $5,592 (note 6)                       22,366      - -
Deferred transaction costs, net of accumu-
  lated amortization of $145,226 in 1994
  and $41,156 in 1993 (note 2)                 108,782     144,048
Deferred income tax asset (note 5)               - -        29,400
                                            $9,425,543  $8,372,262
    Liabilities and Stockholders' Equity
Current liabilities:
  Bank overdrafts                           $  445,125  $  381,489
  Accounts and premiums payable                664,001     399,139
  Current income taxes-payable to parent       149,740      85,251
  Accrued expenses and other                   318,215     213,456
  Capital lease - current (note 6)               5,620       - -
Total current liabilities                    1,582,701   1,079,335

Capital lease - noncurrent (note 6)             16,062       - -
Deferred income tax liability (note 5)           3,611       - -

Stockholders' equity:
  Common stock, $1 stated value, 30,000
    shares authorized; 1,500 shares
    issued and outstanding                       1,500       1,500
  Paid-in capital                            8,280,341   8,280,341
  Accumulated deficit                         (458,672)   (988,914)
     Total stockholders' equity              7,823,169   7,292,927
                                            $9,425,543  $8,372,262

             See accompanying notes to consolidated
                      financial statements.

                  AGENCY PREMIUM RESOURCE, INC.

               Consolidated Statements of Earnings
             Years ended December 31, 1994 and 1993
                                             1994         1993
Revenues:
  Interest income                         $1,252,487   $1,664,049
  Service revenue                          1,854,780    1,235,122
  Other revenue                              582,852      549,318
    Total revenues                         3,690,119    3,448,489

Expenses:
  Salaries and benefits (note 7)             931,311      794,969
  Service expense                            940,143      614,762
  Commissions expense                        250,125      206,055
  Occupancy                                   42,161       44,993
  Depreciation and amortization              142,678       73,982
  Other operating expense                    429,570      495,383
     Total operating expenses              2,735,988    2,230,144
  Bad debt expense                           119,622      220,400
  Interest expense (notes 3 and 4)             9,587      430,087
  Other expenses                              14,174        7,238
     Total expenses                        2,879,371    2,887,869

     Earnings before income tax expense      810,748      560,620

Income tax expense (note 5)                  280,506      194,220

     Net earnings                         $  530,242   $  366,400

             See accompanying notes to consolidated
                      financial statements.

                  AGENCY PREMIUM RESOURCE, INC.
              Consolidated Statements of Cash Flows
             Years ended December 31, 1994 and 1993
                                             1994        1993
Cash flows from operating activities:
   Net earnings                          $  530,242  $  366,400
   Adjustments to reconcile net earnings
   to net cash used in operating
   activities:
      Depreciation and amortization         142,678      73,982
      Bad debt expense                      119,622     220,400
      Changes in assets and liabilities:
         Income taxes                       107,688      (4,993)
         Prepaid expenses                   (14,220)    (14,901)
         Accounts and premiums payable      264,862     118,577
         Accrued expenses and other         104,759      29,133
           Net cash provided by
           operating activities           1,255,631     788,598

Cash flows from investing activities:
   Sale (purchase) short-term investments 1,259,154  (2,261,399)
   Securitization of accounts receivable  4,000,000  19,000,000
   Capitalization of transaction costs       68,804)   (185,204)
   Additions to accounts receivable      (6,469,967) (6,840,815)
   Additions to furniture and equipment     (33,556)    (19,729)
   Proceeds from sale of furniture and
      equipment                                 182       - -
         Net cash provided (used) by
         investing activities            (1,312,991)  9,692,853

Cash flows from financing activities:
   Repayment of note payable to bank,net      - -    (8,340,000)
   Repayment of subordinated notes payable
      to related parties, net                 - -    (2,000,000)
   Payments on capital lease obligation      (6,276)       - -
   Increase(decrease) in bank overdrafts     63,636    (141,451)
         Net cash provided (used) by
           financing activities              57,360 (10,481,451)
         Net increase in cash                 - -         - -
Cash at beginning of year                     - -         - -
Cash at end of year                      $    - -   $     - -
Supplemental disclosure:
   Cash paid for interest                $    9,587 $   478,963
   Cash paid to parent and states for
     income taxes                        $  172,818 $   198,554

             See accompanying notes to consolidated
                      financial statements.

                  AGENCY PREMIUM RESOURCE, INC.
         Consolidated Statements of Stockholders' Equity
             Years ended December 31, 1994 and 1993
                     Common     Paid-in   Accumulated
                     stock     capital     deficit         Total
Balance at
December 31, 1992   $ 1,500  $8,280,341  $(1,355,314)   $6,926,527

Net earnings           -         -           366,400       366,400

Balance at
December 31, 1993     1,500   8,280,341     (988,914)    7,292,927

Net earnings           -          -          530,242       530,242

Balance at
December 31, 1994   $ 1,500  $8,280,341  $  (458,672)   $7,823,169

  See accompanying notes to consolidated financial statements.


                  AGENCY PREMIUM RESOURCE, INC.

           Notes to Consolidated Financial Statements
                   December 31, 1994 and 1993


(1)   Summary of Significant Accounting Policies

      (a)  Organization

           Agency Premium Resource, Inc., (the Company) a subsidiary of Seafield Capital Corporation (Seafield), was formed on January 1, 1989. The Company offers premium financing and related services through approved insurance agencies. Agency Services, Inc., a wholly-owned subsidiary, provides motor vehicle report services.

      (b)  Basis of Presentation

           The accompanying consolidated financial statements have been prepared on the accrual basis in conformity with generally accepted accounting principles. All significant intercompany transactions have been eliminated in consolidation.

      (c)  Furniture and Equipment

           Furniture and equipment are stated at cost.
           Depreciation of furniture and equipment is provided over the estimated useful lives of assets (two to ten years) using the straight-line method.

      (d)  Income Taxes

           The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax purposes. The operating results of the Company have been included in consolidated federal income tax returns with Seafield. The Company is reimbursed by or pays to Seafield the current tax benefit or expense as if it filed a separate return.

      (e)  Reclassifications

           Certain prior year amounts have been reclassified to conform with the current year presentation.

(2)   Securitization of Receivables

      In July, 1993, the Company entered into an extendable two-year agreement whereby it can sell undivided interests in a designated pool of accounts receivable on an ongoing basis. The maximum allowable amount of receivables to be sold was increased by amendment in August 1994 from $22,000,000 to $30,000,000, subject to voluntary reduction by the seller to a minimum of $12,000,000. As collections reduce accounts receivable in the pool, the purchaser permits the Company to apply such collections to additional purchases up to the maximum. The Company had securitized receivables of $23,000,000 at December 31, 1994 and $19,000,000 at December
      31, 1993. The net cash proceeds are reported as an investing activity in the accompanying consolidated statement of cash flows. The securitized receivables are reflected as sold in the accompanying consolidated balance sheet. The proceeds from the initial sale of receivable interests were used to retire bank debt and subordinated debts to the shareholders and the Company's Chief Executive Officer.

      The Company did not record a gain or loss on the sales as the costs of receivables sold approximated the proceeds. Receivables of $2,760,000 and $2,280,000 at December 31, 1994
      and 1993, respectively, are subordinated to undivided interests sold in the event of defaults or delinquencies with respect to the underlying receivables. A default reserve, which serves as collateral, is required for the greater of 12% of the accounts receivable sold, or an amount set forth by a formula based on preceding months' default ratios.

      The Company capitalized costs of approximately $69,000 in 1994 and $185,000 in 1993 related to the asset securitization. These costs are being amortized over a two-year period, with amortization expense of approximately
      $104,000 in 1994 and $41,000 in 1993.

      The Company continues to service the securitized receivables for which it receives a servicing fee. Included in the service revenue was $822,503 and $543,170 of servicing fees at December 31, 1994 and 1993, respectively.

(3)   Note Payable to Bank

      The Company had a $9,000,000 bank line of credit through July 22, 1993 to provide funding for premiums financed. In July, 1993, the Company retired this debt with cash provided from the securitization of receivables described in note 2.

(4)   Related Party Transactions

      The Chief Executive Officer owns 5% of the issued and outstanding shares of common stock of the Company and has option agreements to purchase an additional 14.9% of the issued and outstanding shares from Seafield.

      In October 1991, Seafield, the majority shareholder, advanced $2,000,000 to the Company. This advance was subordinate to the bank debt and carried an interest rate of 5.5%. In January 1993, Seafield advanced an additional $3,000,000 to the Company through an amendment to the original agreement. The Company also borrowed $700,000 from its Chief Executive Officer in the form of a thirty-day renewable note payable. In July 1993, the Company retired these debts with cash provided from the securitization of receivables described in note 2.

      The Company had an open line of credit with Seafield in the amount of $5,000,000. During 1994, there were draws made on this line of credit by the Company and all were repaid prior to year-end. During 1993, there were no draws on this line of credit.

      Interest expense on related party transactions was $8,026 and $167,641 for 1994 and 1993, respectively.

      The Chief Executive Officer purchased approximately $192,000 in receivables from the Company in 1993 at their unpaid balance. In June 1994, the Company received a settlement from an insurance company and a portion of the settlement funds were used to repurchase the $192,000 in receivables from the Chief Executive Officer.

(5)   Income Taxes

      Income tax expense (benefit) consists of the following:

                    1994                          1993

         Current  Deferred    Total   Current   Deferred  Total

Federal  $231,902  $47,724  $279,626  $195,755  $(3,814)  $191,941
State       5,405   (4,525)      880     2,592     (313)     2,279
         $237,307  $43,199  $280,506  $198,347  $(4,127)  $194,220

      Income tax expense approximates the amounts computed by applying the U. S. federal income tax rate of 34% to earnings before income taxes.

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 and 1993 are presented below:

                                            1994      1993
Deferred tax assets:
  Accounts receivable, due to the allow-
    ance for uncollectible accounts        $81,963   $116,984
  Accrued expenses                           6,462     28,646
  Furniture and equipment, due to
    differences in depreciation for
    book and tax purposes                     - -     (11,584)
  Other                                        835      9,310
  State net operating loss carryforwards     6,881     50,016
      Total gross deferred tax assets       96,141    193,372
  Less valuation allowance                   6,881     64,524
                                           $89,260   $128,848
Deferred tax liabilities:
  Furniture and equipment, due to
    differences in depreciation for
    book and tax purposes                  $ 3,345   $   - -
  Other                                        266       - -
                                           $ 3,611   $   - -

      The valuation allowance for deferred tax assets as of January 1, 1993 was $104,081. The decrease in the total valuation allowance for the years ended December 31, 1994 and 1993 was $57,643 and $39,557, respectively. The decrease each year in the valuation allowance is primarily attributed to the utilization of state net operating loss carryforwards.

      At December 31, 1994, the Company has net operating loss carryforwards for state income tax purposes of $116,411 which are available to offset future state taxable income, if any, through 2005.

(6)   Commitments

      Total rent expense was $50,904 and $52,766 in 1994 and 1993, respectively. The Company is obligated under certain noncancelable rental agreements which terminate through July 1996. The minimum future payments under these agreements are as follows:

                         Year      Amount
                         1995      $50,234
                         1996       23,347

      In January 1994, the Company entered into a noncancelable capital lease payable in thirty monthly installments of $580 and a final payment of $12,722. Amortization expense related to the capitalized asset was $5,592 in 1994.

(7)   Retirement Plans

      The Company is a member of the Seafield Capital Corporation 401(k) Savings Plan and Trust (401(k) Plan) and the Seafield Capital Corporation Money Purchase Pension Plan (Pension
      Plan), both of which are defined contribution plans. All full-time employees who have worked 500 hours within the first six months of employment are eligible to participate in the Plans.

      Participants in the 401(k) Plan may contribute 2% to 10% of annual compensation. The Company contributes for each participant an amount equal to 50% of the participant's contribution up to 10% of annual compensation. A participant is immediately fully vested with respect to the participant's contributions and the Company contributions vest over five years. Participant contributions are invested by the Trustees of the Plan at the direction of the participants in one or more of six investment funds, one of which is a Seafield Stock Fund. The matching contributions made by the Company were $19,439 and $16,990 in 1994 and 1993, respectively.

      Under the Pension Plan, the Company contributes 7% of each eligible participant's annual compensation up to the social security wage base plus 12.7% for any excess up to the salary limits of $150,000 for 1994 and $235,840 for 1993.
      Participants become 100% vested after five years of service, normal retirement at age sixty-five or in the event of disability or death while employed by the Company.
      Provisions for contributions to the Pension Plan by the Company were $50,251 and $37,755 in 1994 and 1993, respectively.

      Implementation of Financial Accounting Standards Board Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", did not have an impact on the Company's financial condition or results of operations.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.

               Description of Condensed Pro Forma
                      Financial Statements

On May 31, 1995, Anuhco, Inc. ("Anuhco") completed the acquisition of all of the issued and outstanding stock of Agency Premium Resource, Inc. and Subsidiary ("APR"). The purchase price, together with payment for certain services to be rendered by the sellers after closing, will be approximately $11.5 million. This transaction will be accounted for as a purchase.

The entities involved in the pro forma financial statements are Anuhco, the Registrant, and APR. Anuhco's and APR's normal fiscal year is a calendar year ending December 31.

The pro forma balance sheet was prepared using the historical balance sheets of Anuhco and APR as of March 31, 1995. Anuhco previously reported its information on Form 10-Q.

The fiscal year ending December 31, 1994 and three months ending March 31, 1995, pro forma income statements were prepared using the historical income statements of Anuhco and APR for the year ended December 31, 1994, and the three months ended March 31, 1995, Anuhco's historical information having been previously reported on Form 10-K and Form 10-Q, respectively.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.
                Condensed Pro Forma Balance Sheet
                      as of March 31, 1995
                           (Unaudited)
                         (in thousands)
                             Historical         Pro Forma Pro Forma
                      Anuhco    APR   Combined Adjustments Combined

Current Assets -
 Cash & investments   $39,189  $  990  $40,179  $(11,500) 1 $28,679
 Finance receivables     -      7,511    7,511      -         7,511
 Other receivables      9,346    -       9,346      -         9,346
 AFS net assets        21,095    -      21,095      -        21,095
 Other                  1,188      63    1,251      -         1,251
  Total Current        70,818   8,564   79,382   (11,500)    67,882
Property/Equipment     15,366      82   15,448      -        15,448
Intangibles              -        -       -        3,568 1    3,568
Other Assets              116     158      274      -           274
  Total Assets        $86,300  $8,804  $95,104  $ (7,932)   $87,172

Current Liabilities   $ 7,593  $  851  $ 8,444  $   -       $ 8,444
Other Liabilities        -         21       21      -            21
  Total Liabilities     7,593     872    8,465      -         8,465

Shareholders' Equity   78,707   7,932   86,639    (7,932) 1  78,707
  Total Liability
  & Shareholders'
  Equity              $86,300  $8,804  $95,104  $ (7,932)   $87,177

      This pro forma balance sheet should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-Q and Form 10-K filings with the Commission.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.
             Condensed Pro Forma Statement of Income
              For the year ended December 31, 1994
                           (Unaudited)
            (in thousands, except per share amounts)
                                               ProForma
                               Historical       Adjust  ProForma
                      Anuhco    APR   Combined  ments   Combined
Operating Revenue     $95,772  $3,690  $99,462  $ -     $99,462

Operating Expenses
 Salaries, wages &
  employee benefits    51,732     931   52,663    -      52,663
 Operating supplies
  & expenses           10,869   1,781   12,650    -      12,650
 Operating taxes &
  licenses              2,597     -      2,597    -       2,597
 Insurance & claims     2,209     -      2,209    -       2,209
 Depreciation &
  amortization          2,315     143    2,458    350 1   2,808
 Purchased transpor-
  tation & rents       20,829     -     20,829    -      20,829
Total operating
 expenses              90,551   2,855   93,406    350    93,756

Operating Income        5,221     835    6,056   (350)    5,706

Nonoperating
 Income (Expense)         274     (25)     249    -         249

Income Before
 Income Taxes           5,495     810    6,305   (350)    5,955

Income Tax Provision     -        280      280    (80) 1    200

Net Income            $ 5,495  $  530  $ 6,025  $(270)  $ 5,755

Average Common
 Shares Outstanding     7,545                             7,545

Net Income Per Share    $0.73                             $0.76

      This pro forma statement of income should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-Q and Form 10-K filings with the Commission.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.
             Condensed Pro Forma Statement of Income
            For the three months ended March 31, 1995
                           (Unaudited)
            (in thousands, except per share amounts)
                                               ProForma
                               Historical       Adjust  ProForma
                      Anuhco    APR   Combined  ments   Combined
Operating Revenue     $24,632  $  907  $25,539  $ -     $25,539

Operating Expenses
 Salaries, wages &
  employee benefits    13,627     242   13,869    -      13,869
 Operating supplies
  & expenses            2,999     454    3,453    -       3,453
 Operating taxes &
  licenses                677     -        677    -         677
 Insurance & claims       569     -        569    -         569
 Depreciation &
  amortization            598      42      640    88 1      728
 Purchased transpor-
  tation & rents        5,193     -      5,193    -       5,193
Total operating
 expenses              23,663     738   24,401    88     24,489

Operating Income          969     169    1,138   (88)     1,050

Nonoperating
 Income (Expense)         630     -        630    -         630

Income Before
 Income Taxes           1,599     169    1,768   (88)     1,680

Income Tax Provision      320      60      380   (20) 1     360

Net Income            $ 1,279  $  109  $ 1,388  $(68)   $ 1,320

Average Common
 Shares Outstanding     7,554                            7,554

Net Income Per Share    $0.169                           $0.175

      This pro forma statement of income should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-Q and Form 10-K filings with the Commission.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.
             Notes to Pro Forma Financial Statements
                     (dollars in thousands)

1. These Notes to Pro Forma Financial Statements are not intended to disclose all data of significance relative to the historical financial statements of the entities. The Notes and the related Pro Forma Financial Statements should be read in conjunction with the historical interim and annual financial statements of Anuhco, Inc. ("Anuhco") filed with the Commission on Forms 10-Q and 10-K. Anuhco knows of no material non-reoccuring credits or charges from the acquisition of Agency Premium Resource, Inc. ("APR") from Seafield Capital Corporation ("Seafield") and C. Ted McCarter that will be included in Anuhco's statement of income subsequent to May 31, 1995 (the date of acquisition).

2.    Pro Forma balance sheet adjustments.

      See Description of Condensed Pro Forma Financial Statements for a description of the historical balance sheets used to prepare the Condensed Pro Forma Balance Sheet. The following descriptions correspond to the numbering of the adjustments set forth on the Condensed Pro Forma Balance Sheet.

 (1)  To record acquisition as follows:

        Anuhco cash payment to APR shareholders   $11,500

        Shareholders' equity acquired               7,932

        Intangibles acquired, including goodwill  $ 3,568

3.    Pro Forma income statement adjustments.

      See Description of Condensed Pro Forma Financial Statements for a description of the historical income statements used to prepare the Condensed Pro Forma Income Statements. The following descriptions correspond to the numbering of the adjustments and eliminations set forth on the Condensed Pro Forma Income Statements.

                                                  Dec 31   Mar 31
                                                   1994     1995
 (1)  Amortization of intangibles, including
      goodwill, arising in acquisition
      (see note 2, above)                          $ 350    $ 88

 (2)  Income tax benefit of Pro Forma net
      adjustments to income before income taxes    $ (80)   $(20)

                           SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  ANUHCO, INC.

                    By:  /s/ Timothy P. O'Neil
                       Timothy P. O'Neil, President &
                       Chief Financial Officer

Date:  June 15, 1995

                                               Exhibit 2(a)

                    STOCK PURCHASE AGREEMENT
                          By and Among
                          ANUHCO, INC.,
                  SEAFIELD CAPITAL CORPORATION,
                               and
                         C. TED MCCARTER
                        Dated May 23 1995

                        TABLE OF CONTENTS
Section                                              Page
1.   Sale and Purchase                                1
     1.1  Number of Shares                            1
     1.2  Purchase Price                              2

2.  Computer Software of The Company                  2

3.  Closing and Deliveries                            3
     3.1  Closing                                     3
     3.2  Deliveries                                  3

4.  Representations and Warranties of the
    Stockholders                                      4
     4.1  Organization, Powers and Qualifications     4
     4.2  Capital Stock                               5
     4.3  Stock Options, Warrants, Etc.               5
     4.4  Articles of Incorporation, By-Laws,
          Minute Book and Stock Book                  5
     4.5  Authority; No Violation, Etc.               6
     4.6  Books and Records                           8
     4.7  Compliance with Law                         8
     4.8  Financial Statements                        8
     4.9  Liabilities and Obligations                 9
     4.10 Absence of Adverse Changes or Events        9
     4.11 Tax Reports                                10
     4.12 Dividends and Stock Purchases              10
     4.13 Title to Assets; Operating Authorities     11
     4.14 Licenses, Permits, Etc.                    11
     4.15 Contracts                                  12
     4.16 Litigation                                 12
     4.17 Insurance                                  13
     4.18 Overtime, Back Wages, Vacation,
          Discrimination, and Occupational
          Safety Claims                              13
     4.19 Contracts for Personal Services            14
     4.20 Employee Welfare and Pension
          Benefit Plans                              14
          (a)  Plans                                 14
          (b)  Compliance with Internal Revenue
               Code and ERISA                        14
          (c)  Administration                        15
          (d)  Claims                                15
          (e)  Prohibited Transactions               16
          (f)  Plan Documents                        16
          (g)  No Multi-Employer Plans and No
               Plans for Retirees                    17
          (h)  Contribution Paid                     17
     4.21 Commission Fees                            18
     4.22 Disclosure                                 18
     4.23 Trademarks and Similar Rights              18
     4.24 Related Party Transactions                 19
     4.25 Environmental                              20

5.  Representations and Warranties of Anuhco         21
     5.1  Organization, Powers and Qualifications    21
     5.2  Authority; No Violation, Etc.              22
     5.3  Commission Fees                            22
     5.4  Disclosure                                 23

6.  Conduct of Business of the Company
     and Subsidiary                                  23
     6.1  Business                                   23
     6.2  Adverse Changes                            24
     6.3  Maintenance of Properties, Permits,
          Licenses, Etc.                             24
     6.4  Maintain Corporate Existence               24
     6.5  Capital Stock                              24
     6.6  Dividends                                  25
     6.7  Employment; Compensation; Benefits         25
     6.8  Liabilities and Obligations                25
     6.9  Capital Expenditures                       26
     6.10 Sale of Assets                             26
     6.11 Leases; Contracts                          26
     6.12 Insurance                                  26
     6.13 Books and Records                          26
     6.14 Compliance with the Laws and Regulations   27
     6.15 Encumbrances                               27
     6.16 Amendment to Articles of Incorporation
           and By-Laws                               27

7.  Covenants of the Stockholders and Anuhco         28
     7.1  Update of Information                      28
     7.2  Access to Business and Records             28
     7.3  Efforts to Consummate                      28
     7.4  Non-Competition                            29
     7.5  Confidentiality                            30
     7.6  Public Announcement                        31
     7.7  Adjustments Because of
          Regulatory Disapproval                     31
     7.8  Pension Plans                              32
     7.9  Welfare Plans                              35
     7.11 Income Tax Matters and Agreements          36
          (a)  Consolidated federal and state
               income tax returns                    36
          (b)  Separately filed state and local
               income and franchise tax returns      38
          (c)  Audits                                38
     7.12 Accreditation, Due Diligence and
          Sophistication Matters                     40
     7.13 Access to Company Records Post Closing     42
     7.14 Related Party Agreements                   42

8.  Conditions to Obligations of Anuhco to
     Consummate Acquisition                          43
     8.1  Representations and Warranties
          True at Closing                            43
     8.2  Opinion of Counsel for Stockholders        43
     8.3  Resignations                               43
     8.4  Consulting and Assignment Agreement        43
     8.5  Employment Agreement                       43
     8.6  Bank Financing                             43
     8.7  Licenses, Permits, Etc.                    44
     8.8  Performance of Covenants                   44

9.  Conditions to Obligation of Stockholders to
     Consmmate the Acquisition                       44
     9.1  Representations and Warranties
          True at Closing                            44
     9.2  Opinion of Counsel for Anuhco              44
     9.3  Consulting and Employment Agreements       45
     9.4  Performance of Covenants                   45
     9.5  Bank Financing                             45

10. Termination                                      45

11. Counterparts                                     46

12. Contents of Agreement, Parties in Interest,
     Assignment, Etc.                                46
13. Indemnification                                  47
     13.1 General Indemnification                    47
     13.2 Claims Procedure                           49
          (a)  Third Party Claims                    49
          (b)  Non-Third Party and Other Claims      51
     13.3 Timing of Claim Notice                     52
     13.4 Change of Control of Seafield              52
     13.5 Indemnity Claims                           53

14. Notices                                          54

15. Confidentiality                                  55

16. Governing Law                                    56


                    STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement"), is dated May 23, 1995, by, between and among ANUHCO, INC., a Delaware corporation
("Anuhco"), SEAFIELD CAPITAL CORPORATION, a Missouri corporation
("Seafield"), and C. TED MCCARTER of Johnson County, Kansas
("McCarter") (Seafield and McCarter being sometimes herein collectively referred to as ("Stockholders").

                      W I T N E S S E T H:

     WHEREAS, the authorized capitalization of Agency Premium
Resource, Inc. ("Company") consists of 30,000 shares of voting stock, without par value, of which 1,500 shares are issued and outstanding (the "Share(s)");

     WHEREAS, Seafield and McCarter, respectively, own or will own on the Closing Date, as hereinafter defined in Section 3.1, 1202 shares and 298 shares of stock of the Company;

     WHEREAS, Anuhco wishes to acquire the Shares and the Stockholders are willing to sell the same to Anuhco, but only on the terms and provisions hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:
1.   Sale and Purchase.

     1.1  Number of Shares.

          (a) Seafield agrees to sell and cause to be transferred to Anuhco at the Closing, as hereinafter defined in Section 3.1, and Anuhco agrees to purchase at the Closing, the 1202 shares of stock of the Company owned by it.

          (b) McCarter agrees to sell and cause to be transferred to Anuhco at the Closing, and Anuhco agrees to purchase at the Closing, 298 shares of stock of the Company.

     1.2  Purchase Price.

          (a) With respect to Shares sold and purchased at the Closing, Anuhco shall pay Seafield and McCarter at the Closing, and upon delivery of the certificates therefor duly endorsed and in proper form for transfer, $6,833.33 per share, for a total purchase price of $10,250,000.

          (b) The payments provided in subsection (a) hereof shall be made in immediately available funds or by transfer vested on the Closing Date of U.S. Treasury bills with a maturity of June 15, 1995 and valued at the mean between the Closing bid and asked prices reported by The Wall Street Journal on the second business day preceding the Closing.

2. Computer Software of The Company. The operation of the business of the Company is heavily dependent upon use of computer software which has been developed and customized over a period of years. Such software has not been capitalized on the balance sheets of the Company. Seafield agrees, at the Closing, to assign to the Company any and all of its ownership of and rights in such software, if any, for the consideration and upon the terms provided in the Consulting and Assignment Agreement in the form of Exhibit
1 attached hereto.

3.  Closing and Deliveries.

     3.1 Closing. The Closing shall be at the offices of Hillix, Brewer, Hoffhaus, Whittaker & Wright, L.L.C., 2420 Pershing Road, Suite 400, Kansas City, Missouri 64108, at 10:00 a.m., C.D.T., on such date, after the conditions herein specified have been satisfied or waived, as Anuhco shall specify by written notice to Stockholders, delivered not less than three (3) days before Closing but in no event more than 10 days after satisfaction or waiver of the last such condition to be fulfilled, or on such other date or at such other place or time as is agreed upon in writing by the parties, provided however that in no event shall the Closing occur or the Closing Date be established later than May 31, 1995. If Closing does not occur on or before May 31, 1995, this Contract, the Letter of Intent and any other arrangements or obligation among the parties (other than confidentiality obligations) shall terminate and be of no further force and effect.

     3.2 Deliveries. At the Closing, (a) the Stockholders shall deliver to Anuhco certificates representing record ownership of the Shares, duly endorsed and in proper form for transfer, free and clear of all encumbrances; (b) Anuhco shall deliver to Seafield and McCarter the purchase price and Anuhco may, at the direction of McCarter, deliver such portion of the purchase price owing to McCarter to Seafield in payment of any amounts owed to Seafield by McCarter; (c) Anuhco shall deliver to Seafield and McCarter any and all contract payments due at Closing under the Consulting Agreement and Employment Agreement respectively, in immediately available funds or by transfer vested on the Closing Date of U.S. Treasury bills with a maturity of June 15, 1995 and valued at the mean between the Closing bid and asked prices reported by The Wall Street Journal on the second business day preceding the Closing; and (d) the parties shall deliver such other documents as are required pursuant to this Agreement to be then executed and delivered, or shall previously have been, executed and delivered.

4.  Representations and Warranties of the Stockholders.
Stockholders, jointly and severally, represent and warrant to Anuhco as follows:

     4.1 Organization, Powers and Qualifications. The Company and its wholly owned subsidiary, Agency Services, Inc. ("Subsidiary"), are duly organized, validly existing and in good standing under the laws of the State of Kansas, have all requisite corporate power and authority to own their properties and assets and carry on their businesses as now conducted, and are qualified as foreign corporations to do business and are in good standing in every jurisdiction in which such qualification is necessary because of the nature or extent of their operations or property owned, leased or operated, unless the failure to so qualify would not have a material adverse impact on the ability of the Company to own its assets and conduct its operations, all of which jurisdictions are separately listed for each on Schedule 4.1. The Company does not own any interest, directly or indirectly, in any corporation, partnership, proprietorship, association, trust, or other business or entity, other than Subsidiary.

     4.2 Capital Stock. The Company has authorized capital stock consisting of 30,000 shares of stock, without par value, of which 1,500 shares are issued and outstanding, all of which are owned of record by the Stockholders. Except as set forth in Schedule 4.2, the Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of pre-emptive or other statutory or contractual rights.

     4.3  Stock Options, Warrants, Etc.  Except as disclosed in
Schedule 4.3, the Company does not have outstanding any options, warrants, calls, convertible securities, rights, agreements, or obligations to purchase, redeem, issue, sell, distribute, dividend, or otherwise acquire or dispose of any shares of its stock, and neither of the Stockholders has any right or obligation to sell, acquire or otherwise trade in any of the Shares.

     4.4 Articles of Incorporation, By-Laws, Minute Book and Stock Book. The Articles of Incorporation and all amendments thereto and the by-laws, as amended, of the Company and Subsidiary which have been made available to Anuhco for its inspection are true, correct and complete, and such Articles and by-laws shall be the Articles and by-laws in effect at the Closing. The minute books of the Company and Subsidiary which have been made available to Anuhco for its inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the stockholders of the Company and Subsidiary since their respective incorporations, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings during the periods reflected therein. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the Board of Directors (or any committee thereof) or of the stockholders of the Company or Subsidiary, except for minutes or consents which may be missing but which would evidence actions that have been consented to by the Stockholders and Directors and which reflect transactions that are not material to the Company. The stock ledgers of the Company and the Subsidiary, which have been made available to Anuhco for its inspection, contain accurate records of all issuances and transfers of record of the capital stock of the Company and Subsidiary since their respective dates of incorporation.

     4.5  Authority; No Violation, Etc.  Except as reflected in
Schedule 4.5, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholders, and this Agreement is a valid and binding obligation of the Stockholders, enforceable in accordance with its terms (except as may be limited by general principles of equity as to the enforcement of remedies or applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally, now or hereafter in effect). Neither the execution and delivery by the Stockholders of this Agreement nor the consummation by them of the transactions contemplated hereby will cause a default (or give rise to any right or termination, cancellation or acceleration) under (a) any of the terms, conditions or provisions of any agreement, instrument or obligation to which either Stockholder or the Company or Subsidiary is a party, or by which any of them or any of their respective properties or assets may be bound, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained prior to the Closing (all of which are identified in Schedule 4.5, or 4.15), including a waiver by the Bank of America with respect to sale of the Shares by Seafield; (b) the required licenses or approvals of the state regulatory authorities referred to in Section 4.14 hereof, provided however that the states of Florida, Illinois and Arizona each impose separate requirements and limitations on a transaction contemplated herein and Anuhco and Company will be subject to the limitations and requirements imposed by the laws and regulations of such states on this transaction; or (c) any statute, rule or regulation or any judgment, order, writ, injunction or decree of any court, arbitrator, mediator, administrative agency or governmental body, in each case applicable to either Stockholders, the Company or Subsidiary or any of their properties or assets.

     4.6 Books and Records. To the best of Stockholders' knowledge, the books and records of the Company and Subsidiary fairly reflect the transactions to which either is a party or by which the properties of either are subject or bound, and such books and records have been kept and maintained accurately and in sufficient detail to permit the preparation of periodic financial statements in accordance with generally accepted accounting principles consistently applied.

     4.7 Compliance with Law. To the best of Stockholders' knowledge, the Company and Subsidiary and their use and occupancy of their assets and properties wherever located are in substantial compliance with all federal, state and local laws and ordinances and any order, rule or regulation of any federal, state, local or other governmental agency or body, except where the failure to comply, individually or in the aggregate, would not have a materially adverse effect on their respective business or operations.

     4.8 Financial Statements. The Stockholders have delivered to Anuhco true and complete copies of the audited consolidated financial statements of the Company and Subsidiary as of and for the fiscal years ended December 31, 1993 and 1994, certified by KPMG Peat Marwick LLP. The Stockholders have also delivered to Anuhco true and complete copies of the unaudited financial statements of the Company as of and for the three months ended March 31, 1995. Except, with respect to the unaudited March 31, 1995 financial statements, for (i) the absence of notes, (ii) the absence of certain adjustments normally made at year end, and (iii) exceptions set forth therein, if any, all such financial statements (the "Financial Statements") and information, including the related notes, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the Company's consolidated financial condition, results of operations, and changes in financial position at the dates and for the periods indicated.

     4.9  Liabilities and Obligations.  Except as described in
Schedule 4.9 and except for federal and state income tax liabilities provided for separately herein, neither the Company nor the Subsidiary has any material liability or obligation (direct or indirect, contingent or fixed, matured or unmatured) of any nature, whether arising out of contract, tort, statute or otherwise, except liabilities and obligations in the amounts and categories reflected, reserved against or given effect to in the Financial Statements, and liabilities subsequently incurred in the ordinary course of business consistent with past practice.

     4.10 Absence of Adverse Changes or Events. Since December 31, 1994, the Company has been operated in all material respects in the ordinary course of its business consistent with past practice in prior periods and has not changed or altered its past practices with respect to (i) reserves for uncollectible accounts, (ii) sale of undivided interests in accounts, payment of liabilities and
(iii) payment of management fees, expenses and other charges, if any, to Seafield.

     4.11 Tax Reports. Except as disclosed in Schedule 4.11 to the best of Stockholders' knowledge, (a) all federal, state and local tax returns and reports (or timely extensions thereof) (including but not limited to all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax under the laws of the United States or any state or municipal or political subdivision thereof) required to be filed by or for the Company or the Subsidiary (the "Tax Returns") have been filed with and the taxes paid to the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and taxes paid, and all such returns and reports correctly reflect to the best of Stockholders' knowledge the taxes of the Company and Subsidiary for the periods covered thereby; (b) neither the Company, the Subsidiary, nor Seafield has received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns except as specified on Schedule 4.11; and (c) there are no pending tax examinations of or tax claims asserted against the Company or Subsidiary or their properties or operations.

     4.12  Dividends and Stock Purchases.  Except as indicated in
Schedule 4.12, since December 31, 1994, neither the Company nor Subsidiary has declared, set aside or made payment of any dividend or other distribution in respect of any shares of its capital stock, repurchased, redeemed or otherwise acquired any shares of its capital stock.

     4.13 Title to Assets; Operating Authorities. Except as disclosed in Schedule 4.13, the Company and Subsidiary have good and marketable title to all of their properties and assets material to the operation of their business and reflected in the audited December 31, 1994 balance sheet and those acquired by the Company or Subsidiary thereafter, except properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice in prior periods, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (a) as reflected or reserved for in the Financial Statements, or (b) the lien of current taxes not yet due and payable (collectively "Permitted Liens").

     4.14 Licenses, Permits, Etc. The Company has delivered or made available to Anuhco true and complete copies of the Company's licenses and permits, (all of which are listed on Schedule 4.14), each of which is properly and validly issued, and in full force and effect, and all of which permit the operation of the Company's business as now and in the past conducted, except where the failure to secure such a permit would not have a materially adverse effect on the Company's business or operations.

     4.15 Contracts. All written contracts, agreements, leases, mortgages or commitments, excluding such as involve payments of less than $5,000 on an annualized basis or such as are terminable by the Company or Subsidiary without penalty on 30 days or less written notice, to which the Company or Subsidiary is a party or may be bound or to which their assets are subject are listed on
Schedule 4.15 ("Contracts"). All Contracts are valid, binding on the parties to them, and in full force and effect on the date hereof, and neither the Company nor Subsidiary has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a material default under the provisions of any Contract. Copies of all Contracts disclosed on Schedule 4.15 have been made available to Anuhco for inspection. Schedule 4.15 also separately identifies all Contracts otherwise required to be listed thereon which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby, and the Stockholders agree to use their best efforts to obtain prior to the Closing all such consents or approvals.

     4.16 Litigation. Except as disclosed in Schedule 4.16, (a) no claim, action, suit, arbitration, investigation or other proceeding, whether civil or criminal in nature, is pending, or to Stockholders' knowledge, contemplated against the Company or Subsidiary or any of their properties or with respect to the transactions pursuant to this Agreement before any court, governmental agency, authority or commission, arbitrator or mediator; and (b) there are no judgments, consent decrees, injunctions, or any other judicial or administrative or other mandates outstanding against or which might be expected to adversely affect the Company or Subsidiary or their assets, liabilities, income, financial condition, results of operations or business prospects or their right to conduct their business as presently conducted.

     4.17 Insurance. Schedule 4.17 lists all policies of insurance held by or maintained on behalf of the Company or Subsidiary. Copies of all such insurance policies disclosed on
Section 4.17 have been made available to Anuhco for inspection. All such policies of insurance are in full force and effect. No notices of cancellation or nonrenewal have been received and all premiums to date have been paid in full. Stockholders have furnished to Anuhco a list of all claims notices which have been given to any of the Company's insurers.

     4.18 Overtime, Back Wages, Vacation, Discrimination, and Occupational Safety Claims. Except as disclosed in Schedule 4.18 or as fully reserved in the Financial Statements, to the best of Stockholders' knowledge there are no outstanding or contemplated claims against the Company or Subsidiary (whether under federal or state law, under any employment agreement or otherwise) asserted by any applicant for employment, or present or former employee, on account of or for (a) overtime pay, other than overtime pay for work done on the current payroll period; (b) wages or salary for any period other than the current payroll period; (c) any amount of vacation pay or pay in lieu of vacation time off; or (d) any material violation of any other term or condition of employment or of any statute, ordinance or regulation relating to discrimination, occupational safety, leave, disability or employment practices.

     4.19 Contracts for Personal Services. Neither the Company nor Subsidiary is a party to or bound by any contract, agreement, or undertaking with any person for or related to personal services rendered or to be rendered by any person. Other than as disclosed in Schedule 4.19, neither the Company nor Subsidiary has, or since 1991 has had, any policy for payment of severance pay.

     4.20  Employee Welfare and Pension Benefit Plans.

           (a) Plans. Attached hereto as Schedule 4.20 is a true and complete list of all plans, funds and programs that are or within the three year period preceding the date hereof have been maintained by Company, or for which Company contributes or is required to contribute, which constitute "employee welfare benefit plans" or "employee pension benefit plans" within the meaning of
Section 3(1) and (2) of "ERISA". Such plans, funds and programs are hereinafter collectively referred to as the "Plans".

          (b) Compliance with Internal Revenue Code and ERISA. With respect to all such Plans, and all related trust agreements, annuity contracts or other funding instruments, to the best knowledge of Stockholders, Company is now in material compliance with, and has materially complied in the past, both as to form and operation, with all applicable provisions of ERISA and of the Internal Revenue Code, as amended (the "Code"), including sections of the Code relating to coverage, where required in order to be tax-qualified. All necessary governmental approvals for such Plans have been obtained, or applied for, and a favorable determination as to the qualification under the Code of each employee pension benefit plan and each material amendment thereto has been made by the Internal Revenue Service or a request for such a determination has been, or will be, filed, at the expense of Seafield, with the Internal Revenue Service within the remedial amendment period provided by Code 401(b) and regulatory guidance thereunder. Seafield agrees to indemnify the Company and Anuhco from all loss or liability resulting from the failure to timely obtain any such approval.

          (c) Administration. To the best of Stockholders' knowledge, each such Plan has been administered to date in material compliance with the requirements of the Code and of ERISA, and all reports required by any governmental agency with respect thereto have been timely filed.

          (d) Claims. There is no litigation and there are no proceedings before the U.S. Department of Labor, the Internal Revenue Service or any other commission or administrative or regulatory authority pending against the Company or against any fiduciary of any such Plan relating to claims for benefits thereunder or relating in any way to the maintenance or operation of such Plans; and, to the knowledge of Stockholders, no such litigation or proceeding has been threatened. Except for IRS audits of Seafield that are ongoing, there are no audits now being conducted of any such Plan by the Department of Labor or Internal Revenue Service, and, to the knowledge of Stockholders, none have been scheduled or noticed.

          (e) Prohibited Transactions. To the best of Stockholders' knowledge, the Company has not engaged in (A) any transactions in violation of Section 406 of ERISA for which no exemption exists under Section 408 of ERISA, or (B) any "prohibited transaction", as that term is defined in Section 4975(c) of the Code, for which no exemption exists under Section 4975(d) of the Code. To the knowledge of Stockholders, no fiduciary of any of the Plans has engaged in any such transactions.

          (f) Plan Documents. Stockholders have delivered to Anuhco, with respect to each of the Plans, correct and complete copies of (A) all current Plan documents and amendments, trust agreements and insurance contracts, (B) the most recent IRS determination letter, (C) the Annual Report (Form 5500 Series) and accompanying schedules, for each of the last three years as filed,
(D) the current summary plan description and summaries of material modifications relating to each Plan, and (E) the most recent financial statements.

          (g) No Multi-Employer Plans and No Plans for Retirees. Except as set forth in Schedule 4.20(g), the Company is not now and in the preceding six (6) years has not been obligated to contribute to a multi-employer pension plan as defined in Section 37(A) and ERISA, and has not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4203 and 4205, respectively, of ERISA) with respect to any multi-employer plan, and no Plan provides medical or death benefits (whether or not insured) with respect to current or former employees of the Company beyond their retirement or other termination of service (other than (A) coverage mandated by law, or (B) death benefits under any Plan intended to qualify under Section 401(a) of the Code.

          (h) Contribution Paid. All accrued obligations of the Company whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds or to any governmental body, with respect to unemployment compensation, social security, any Plan or any other benefits for employees of the Company as of the date hereof, have been paid when due, or adequate accruals therefor have been provided on the Financial Statements. All reasonably anticipated obligations of the Company (whether arising by operation of law, by contract, by past custom or otherwise) for salaries, vacation, sick pay, personal day and holiday pay, bonuses and other forms of compensation which were payable to the employees of the Company as of date hereof have been paid or adequate accruals therefor have been made in the Financial Statements.

     4.21 Commission Fees. In connection with the transactions contemplated by this Agreement, no broker, finder or similar agent has been employed by or on behalf of Stockholders, the Company or the Subsidiary, and no person with which any of them has had dealings or communications of any kind is entitled to a commission or other compensation for which Anuhco may be liable.

     4.22 Disclosure. No representation or warranty herein, including the Schedules hereto prepared by Stockholders, nor any information contained in the Financial Statements, the Exhibits to this Agreement or any certificate, statement, or other document delivered by the Stockholders, the Company or the Subsidiary hereunder, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

     4.23 Trademarks and Similar Rights. The Company or the Subsidiary own or are licensed or otherwise have the right to use all patents, trademarks, service marks, common trade names, copyrights, inventions, trade secrets, proprietary processes and other industrial and intellectual property rights listed on
Schedule 4.23. To the best of Stockholders' knowledge, no person or party has asserted or threatened to assert, any claim that the rights used by the Company or Subsidiary in the operation of their businesses infringes any rights owned or held by any other person, and there is no pending, or to Stockholders' knowledge, contemplated claim or litigation against the Company or Subsidiary contesting their right to use such.

     4.24  Related Party Transactions.

          (a) Except as disclosed in Schedule 4.24, neither the Company nor Subsidiary is a party to or bound by any oral or written contract, agreement or understanding with or affecting McCarter, Seafield or any Affiliate of Seafield (as hereinafter defined) (i) with or affecting any person or entity related to the sharing of employees, services, or facilities or other assets; (ii) with any person or entity related to expense (including tax) sharing or the provision of management services; (iii) whereby they or either of them guarantee or otherwise assume a contingent obligation in respect of the obligation of another [except with respect to Bank of America which has been otherwise disclosed]; or
(iv) whereby they or either of them are co-debtor, co-insured or share joint or common ownership of property with another.

          (b) Except as disclosed in Schedule 4.24, neither McCarter nor Seafield nor any Affiliate of Seafield has any direct or indirect interest in, or serves as an officer, director, employee or consultant of any competitor, client or supplier (whether present or potential) of the Company. Relationships described in this Section 4.24 (a) or (b) are herein collectively referred to as "Related Party Transactions".

          (c) For purposes of this Section 4.24, an Affiliate is one who controls, is controlled by, or is under common control with Seafield.

     4.23 Environmental. Neither the Company nor Subsidiary, since their respective dates of incorporation, has owned any interest in real property, been the operator of any site containing, or transported any hazardous materials. For purposes of this Section 4.25, "hazardous materials" means without limitation any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, order, ordinance, action, guideline, requirement, permit, notice or policy; or (ii) which is reasonably considered to pose an actual or potential threat to the health or safety of persons entering the real property included as a part of the Purchased Assets; or (iii) which is or at any time becomes regulated as "hazardous," "toxic," a "pollutant", or a "contaminant" under any local, state or federal governmental authority; or (iv) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous which is or becomes regulated by any governmental authority; or (v) that contains gasoline, diesel fuel or other petroleum hydrocarbons or fraction thereof. Such terms also includes, without limitation: (i) asbestos and PCB-containing and polychlorinated biphenyl-containing equipment including transformers; (ii) any material, substance or waste defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.); (iii) any material, substance or waste defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601, et seq.) or (iv) any material, substance or waste defined as "regulated substance" pursuant to Subchapter 9 of the Solid Waste Disposal Act (42 U.S.C. 6991, et seq.) or (v) any material, substance or waste regulated by the hazardous Materials Transportation Act (49 U.S. C. Appendix 1801, et seq.), the
Federal Insecticide, Fungicide and Rodenticide Act, Federal Pesticide Act (7 U.S.C. 136, et seq.), the Federal Safe Drinking Water Act (42 U.S.C. 300(f), et seq.), the Toxic Substances
Control Act (15 U.S.C. 2061, et seq.), the Clean Air Act (42
U.S.C. 7401, et seq.) or the Clean Water Act (33 U.S.C. 1251, et seq.), and all other federal, state and local laws, statutes and ordinances applicable to Hazardous Materials, or any regulations promulgated pursuant thereto as well as any judicial or administrative interpretation thereof; all of the foregoing of which are hereinafter collectively referred to as the "laws".

5. Representations and Warranties of Anuhco. Anuhco represents and warrants to Stockholders as follows:

     5.1 Organization, Powers and Qualifications. Anuhco is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted.

     5.2 Authority; No Violation, Etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Anuhco, and this Agreement is a valid and binding obligation of Anuhco, enforceable in accordance with its terms (except as may be limited by general principles of equity to the enforcement of remedies or applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally now or hereafter in effect). Neither the execution and delivery by Anuhco of this Agreement nor the consummation by it of the transactions contemplated hereby will violate, cause a default (or give rise to any right or termination, cancellation or acceleration) under or require any consent, approval, notice or filing, pursuant to (a) any of the terms, conditions or provisions of any agreement, instrument or obligation to which Anuhco is a party, or by which it or any of its respective properties or assets may be bound, (b) the Articles or Bylaws of Anuhco, or (c) any statute, rule or regulation or any judgment, order, writ, injunction or decree of any court, arbitrator, mediator, administrative agency or governmental body, in each case applicable to either Anuhco, or any of its properties or assets.

     5.3 Commission Fees. In connection with this Agreement or the transactions contemplated hereby, no broker, finder or similar agent has been employed by or on behalf of Anuhco, and no person with which Anuhco has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation for which Stockholders would be liable.

     5.4 Disclosure. No representation or warranty herein, including the Schedules hereto prepared by Anuhco, nor any information contained in the Exhibits to this Agreement or any certificate, statement, or other document delivered by Anuhco hereunder, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

6.  Conduct of Business of the Company and Subsidiary.
Stockholders, jointly and severally, warrant and covenant that, from and after the date hereof through the Closing, they will cause the Company and Subsidiary to conduct their businesses as follows:

     6.1 Business. The Company and Subsidiary will conduct and operate their businesses diligently and substantially in the ordinary course consistent with past practice so as to protect and maintain such businesses and the goodwill they now enjoy. The Company and Subsidiary will preserve intact their present business organizations, keep available the services of their present officers and employees, and make good faith efforts to preserve their relationships with customers and others having business dealings with them. Except with the written approval of Anuhco, no Stockholder will execute, agree to, or allow to continue any Related Party Transaction except those disclosed in Schedule 4.24.

     6.2 Adverse Changes. Neither the Company nor Subsidiary will take or omit to take any action which action or omission would cause any adverse change to occur in any material respect in their businesses, assets, liabilities, income, financial conditions, results of operations or prospects or waive any statute of limitations so as to expand any tax or other liability.

     6.3 Maintenance of Properties, Permits, Licenses, Etc. The Company and Subsidiary will maintain all of their properties, assets, licenses and permits, used or useful in their businesses in present or better repair, order, and condition, except for reasonable wear and use and damage by fire and unavoidable casualty (subject, however, to the provisions of Section 6.12).

     6.4 Maintain Corporate Existence. The Company and Subsidiary will maintain their corporate existences in good standing in their state of incorporation and their due qualifications in good standing in all jurisdictions in which they are qualified to do business.

     6.5 Capital Stock. Neither the Company nor Subsidiary will make any change in their authorized, issued or outstanding capital stock or other securities or grant any options or other right to acquire, whether directly or contingently, any of their capital stock or other securities.

     6.6 Dividends. Neither the Company nor Subsidiary will declare, set aside, or pay any dividend or make any redemption, repurchase or other distribution in respect of their capital stock and other securities.

     6.7 Employment; Compensation; Benefits. Neither the Company nor Subsidiary will enter into any employment contract, increase the rate of compensation payable or to become payable by it to any officer or any other employee, or accrue or pay to any of its officers or employees any bonus, profit-sharing, retirement pay, insurance, death benefit, fringe benefit or other compensation, except that which shall have accrued in the ordinary course in connection with increases in compensation of non-officer employees or the operation of the existing employee benefit plans disclosed in Schedule 4.20, none of which shall be terminated or cancelled except as contemplated by this Agreement or as approved by Anuhco in writing.

     6.8 Liabilities and Obligations. Neither the Company nor Subsidiary will incur or otherwise become liable for any liabilities or obligations (direct or indirect, contingent or fixed, matured or unmatured) of any material nature, whether arising out of contract, tort, statute or otherwise, including federal or state income tax liabilities, except (a) liabilities and obligations which are in the ordinary course of business consistent with past practice in prior periods and which do not have a material adverse effect on their financial condition and (b) liabilities and obligations fully covered by insurance other than any retained amounts.

     6.9 Capital Expenditures. Neither the Company nor Subsidiary will, without the prior written approval of Anuhco, enter into or make commitments of a capital expenditure nature in excess of $5,000 in the aggregate.

     6.10 Sale of Assets. Neither the Company nor Subsidiary will sell or dispose of any of their assets other than in the ordinary course consistent with past practice in prior periods.
     6.11 Leases; Contracts. Neither the Company nor Subsidiary will enter into any lease or do any act or omit to do any act, or permit any act or omission to act, which act or omission will cause a breach of or a default in any Contract.

     6.12 Insurance. The Company and Subsidiary will maintain in full force and effect all policies of insurance listed in Schedule
4.17. If any of the assets or properties owned or used by the Company or Subsidiary are damaged or destroyed by fire or other casualty, whether insured or uninsured, then, subject to the rights, if any, of the lessors or mortgagees thereof, either the Company or Subsidiary, as is the case, will promptly proceed with the repair, restoration or replacement thereof in such manner and at such location as Anuhco shall determine.

     6.13 Books and Records. The Company and Subsidiary will maintain their books and records in the manner in which they are presently maintained. After the Closing, Seafield agrees not to destroy any records or other documents maintained by it with respect to the Company without 30 days prior written notice to Anuhco and the Company, which notice shall provide to Anuhco and the Company the opportunity to review, copy or take possession of all or such portion of the records to be destroyed as they, in their discretion, shall determine.

     6.14 Compliance with the Laws and Regulations. The Company and Subsidiary will operate their businesses in compliance in all material respects with all laws, rules and regulations applicable to them and to the conduct of their businesses.

     6.15 Encumbrances. Except for Permitted Liens, neither the Company nor Subsidiary will mortgage, pledge or otherwise subject to any lien, security interest, encumbrance or charge of any nature any of their property or assets, or become committed so to do, or permit or suffer any of such property or assets to become subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any nature.

     6.16  Amendment to Articles of Incorporation and By-Laws.

     Neither the Company nor Subsidiary will amend its Articles of Incorporation or By-Laws.

7. Covenants of the Stockholders and Anuhco. Each Stockholder and Anuhco covenant and agree to and with each other as follows:

     7.1 Update of Information. Between the date hereof and the Closing, if this Agreement is not executed at Closing, the Stockholders will promptly disclose to Anuhco in writing, and Anuhco will promptly disclose to Stockholders in writing, information of which they have knowledge (i) concerning any event that would render any representation or warranty of the Stockholders or Anuhco, respectively, untrue if made as of the date of such event, (ii) which renders any information set forth in the Exhibits or Schedules to be no longer correct in all material respects or (iii) which is known to arise after the date hereof and which would have been required to be included in the Exhibits and Schedules if such information had existed on the date hereof.

     7.2 Access to Business and Records. Between the date hereof and the Closing, Anuhco and its officers, employees, attorneys, accountants and agents shall have full reasonable access to and the right to inspect, audit and copy the books, records, contracts, properties, and assets of the Company and Subsidiary, and to consult with officers, employees, attorneys, accountants and agents of the Company and Subsidiary.

     7.3 Efforts to Consummate. Subject to the terms and provisions of this Agreement, each of the parties shall use its or his best efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, on or before May 31, 1995 the transactions contemplated hereby, including, without limitation, the obtaining of all consents, authorizations, orders and approvals of any third party, whether private or governmental, required or appropriate in connection with such parties' performance of such transactions, and each of the parties hereto shall cooperate with the others in all of the foregoing. If the parties are unable to consummate this transaction on or before May 31, 1995 neither party shall be obligated to pursue or close this transaction beyond such date.

     7.4  Non-Competition.

          (a) For and in consideration of Anuhco's agreement to acquire Seafield's stock in the Company pursuant to this Agreement, Seafield agrees, whether acting directly or indirectly, individually or in concert with others, or through the medium of a corporation, partnership, proprietorship, syndication, association, joint venture, or otherwise, for five years from the Closing, within the states in which the Company is then conducting its business, not to compete with the Company or Subsidiary, or solicit or induce any employee, customer or potential customer of the Company to terminate his or its relationship with the Company or refrain from doing business with it.

          (b) Seafield acknowledges that the provisions of Section 7.4(a) are reasonable and necessary to protect the legitimate interests of Anuhco and, after the Closing, the Company and Subsidiary, and that any violation of any provision of such Section 7.4(a) will cause irreparable injury to Anuhco and the Company. Seafield acknowledges that Anuhco and the Company are entitled to appropriate injunctive relief in any court of competent jurisdiction to enforce their rights hereunder, in addition to any other rights available to them at law or in equity, and further agrees that in the event any court of competent jurisdiction shall finally hold that any provision of Section 7.4(a) is void or constitutes an unreasonable restriction, the provisions of Section 7.4(a) shall not be rendered void but shall apply with respect to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances.

     7.5 Confidentiality. From and after the Closing, Seafield will keep secret and confidential all trade secrets and confidential information heretofore or hereafter possessed by it concerning the Company, and further agrees that it will at no time use for any purpose whatsoever or disclose to any person, firm or corporation (other than the Company) any such information, except to the extent that such information is no longer a trade secret or confidential. Unless this Agreement is fully consummated, Anuhco will (i) keep secret and confidential all trade secrets and confidential information heretofore or hereafter acquired by it concerning the Company, and (ii) will at no time use or disclose any such information to any person, firm or corporation, except to the extent that such information is no longer a trade secret or confidential.

     7.6 Public Announcement. No party hereto shall, prior to Closing, make any public announcement regarding the transaction contemplated hereby without prior notice to the other parties hereto.

     7.7  Adjustments Because of Regulatory Disapproval.

          (a) The parties agree that in the event any license or permit required in the operation of the Company's business is revoked, suspended, terminated or otherwise affected as a result of the transaction contemplated hereby, or any act occurring before the Closing, the Purchase Price shall be adjusted and the corresponding amount immediately repaid by Stockholders, pro-rata, to Anuhco, in accordance with the following procedure: For each month, or major fraction thereof, not to exceed 12 months, in which any such license shall be so suspended, terminated or otherwise so affected as to prevent the Company from conducting its normal business in the state issuing the same, the purchase price shall be reduced, and the Stockholders shall repay to Anuhco, an amount equal to the actual loss incurred by the Company which for purposes of this Agreement shall be defined as the amount of loans in place by the Company in the jurisdiction in which the license or permit is revoked, suspended, terminated or otherwise affected multiplied by 6% designed to represent the financing spread of the Company for the period between revocation, suspension, or termination and the date that a validly issued permit or license is reinstated. In no event shall the purchase price adjustment exceed $500,000. This purchase price adjustment shall not be subject to or reduce the Maximum Claim Amount set forth in Section 13.5, nor shall the purchase price adjustment be subject to the $50,000 threshold set forth in Section 13.5. In the event of any such suspension, termination or other affect, Anuhco and the Company agree to use their best efforts and all due diligence to promptly obtain re-licensure.

          (b) Stockholders acknowledge that Company does not currently have a properly and validly issued license or permit which permits the operation of the Company's business as now and in the past conducted in Arizona. In addition to the purchase price adjustment set forth in Section 7.7 and not subject to the maximum liability set forth in either Section 7.7(a) or Section 13.5, Stockholders agree to pay for all fees, costs, fines and expenses incurred in securing or reinstating a properly and validly issued license or permit which permits the operation of the Company's business as now and in the past conducted in Arizona.

     7.8  Pension Plans.

          (a) Stockholders shall cause the Seafield 401(K) Savings Plan and the Seafield Money Purchase Pension Plan ("Seafield Plans") to provide (1) for full vesting of the accounts of all employees of Company in the Seafield Plans as of the Closing, (2) for retention of the account balances of all employees of Company in the Seafield Plans until the "trustee to trustee" transfer hereinafter described, (3) for a prohibition of new participant plan loans after the Closing for employees of the Company, and (4) for the "trustee to trustee" transfer to be made as hereinafter
described.   Stockholders shall cause a "trustee to trustee"
transfer of the account balances of all employees of Company who after the Closing remain employees of Company and participants in its qualified employee pension benefit plans, from the trustee of the Seafield 401(K) Savings Plan and the trustee of the Seafield Money Purchase Pension Plan to the trustee(s) of qualified employee pension benefit plans established by Company on or after the Closing. Anuhco agrees to cause the Company to establish such qualified employee pension benefit plans within 30 days of Closing and to apply for and secure within the remedial amendment period of Code Section 401(b) favorable determination letters from the Internal Revenue Service on such plans. Such "trustee to trustee" transfer shall occur as soon as practical after the Seafield Plans' valuation date which next follows the earlier of (i) Company's receipt of favorable determination letters on its newly established plans, (ii) nine months after the Closing (iii) or termination of the Seafield Plans. The Stockholders shall ensure that the transfer satisfies all requirements of Code Section 414(l) and the regulations thereunder, and Anuhco shall ensure that the transfer satisfies all requirements of Code Section 411(d) and the regulations thereunder. Such transferred account balances shall be in amounts equal to the entire account balances of such employees of the Company as of the valuation date described above. Company agrees to reimburse Seafield for all additional expenses borne by Seafield resulting from the retention of the account balances of employees of Company after the Closing as set forth above. Stockholders, Anuhco and Company acknowledge that Company shall no longer be a Participating Employer in the Seafield Plans after the Closing and shall execute such documents as necessary to accomplish that result. The Company agrees to cooperate with the Seafield Plans' plan administrator to payroll deduct after the Closing all outstanding participant loan payments when due and owing by employees of Company.

          (b) Anuhco shall not cause Company or Subsidiary to take any action with respect to the BMA Agency Software Division, Inc. Profit Sharing Plan and Trust (a/k/a Agency Resources, Inc. Profit Sharing Plan) without the express written consent of Stockholders, which consent shall not be unreasonably withheld. Stockholders shall take all necessary actions, on behalf of Company (excluding, however execution of documents), to complete the termination of the BMA Agency Software Division, Inc. Profit Sharing Plan and Trust (a/k/a Agency Resources, Inc. Profit Sharing Plan) as soon as practical, and Company shall cooperate with Stockholders for such purpose.

     7.8  Welfare Plans.

          (a) The parties acknowledge and agree that certain health and welfare benefits are presently provided by the Company to its employees under insurance policies between the Company and Business Mens Assurance Company of America ("BMA"), that such policies are group experienced rated with certain health and welfare policies between Seafield and/or Seafield's Subsidiaries and BMA, and that under such policies an experience credit may be paid or made available by BMA based upon the group experience of all such policies. The parties agree that any experience credit, which may be paid or made available by BMA under all or any such policies for policy years ending on or before July 31, 1995 is, and shall remain, the sole property of Seafield and/or Seafield's Subsidiaries, and Company waives any rights to such credit.

          (b) The parties acknowledge that Seafield and its Subsidiaries provide certain employee health benefits under an insurance policy with BMA which is subject to a minimum premium funding amendment. The parties also acknowledge that the Company's health insurance policy with BMA has been funded under such minimum premium funding amendment. The parties agree that any premium adjustment (increase or decrease) under the minimum premium funding amendment resulting from the claims of the Company's employees, former employees or their dependents incurred on or prior to the Closing shall be the sole responsibility of Seafield to BMA and/or, if applicable, be paid or credited to the sole benefit of Seafield by BMA. The parties further agree that any premium adjustment under the minimum premium funding amendment or other costs resulting from claims incurred by the Company's employees, former employees or their dependents after the Closing shall be the sole responsibility of the Company, and Anuhco agrees to cause the Company to timely pay to BMA such amounts as determined by BMA.

     7.10 Line of Credit. Anuhco agrees that (a) Seafield will, at the Closing, terminate the line of credit which it has heretofore provided to the Company, and that (b) it will repay to Seafield any amounts drawn by the Company upon such line of credit as of the Closing.

     7.11  Income Tax Matters and Agreements.

          (a) Consolidated federal and state income tax returns. Under that certain tax sharing agreement entered into by and among Seafield, Company and the other Seafield subsidiaries on August 1, 1990 (the "Tax Sharing Agreement"), Company is responsible for the payment of its share of consolidated federal income taxes and any combined, consolidated or unitary state income taxes for all tax years or portions of tax years in which Company joins with Seafield in such income tax returns. Company's rights and obligations under the Tax Sharing Agreement shall terminate upon the payment by Company to Seafield of the amount accrued on the Company's books, as of the Closing, for federal income tax and state income taxes with respect to which the Company joins with Seafield in filing of returns therefor, which payment Anuhco shall cause the Company to make promptly after finalization of such accruals. The parties have agreed that the accrued amount of federal income tax through the Closing is $30,911. After said payment is made, Company shall have no further payment obligations under the Tax Sharing Agreement for amounts due to Seafield or any taxing authority and shall have no ownership rights in any overpayments Company may have made to Seafield or any taxing authority under the Tax Sharing Agreement, or in any amounts that may be due to Company from Seafield under the Tax Sharing Agreement for reasons including, without limitation, any net operating losses used by the Seafield consolidated group attributable to Company tax items for all tax periods ending on or prior to the Closing Date and after the Closing Date. Furthermore and regardless of any provision of this Agreement to the contrary notwithstanding, any adjustments to such income tax returns for tax periods ending on or prior to the Closing Date and after the Closing Date made after their original filing which are attributable to Company tax items and which result in either an assessment or a refund of state or federal income tax will be paid or collected by Seafield. Company will have no further payment obligations resulting from any such deficiency or ownership rights in any refunds resulting from such adjustments. Company shall have no right to amend or otherwise alter the Seafield consolidated federal income tax returns or state combined, consolidated or unitary income tax returns for any reason including, without limitation, to carry back Company post Closing net operating losses into such returns.

          (b) Separately filed state and local income and franchise tax returns. Company shall file all required separate state and local income and franchise tax returns and shall pay any and all applicable income and franchise taxes due and owing for all separate return tax periods ending both on or before the Closing Date and after the Closing Date. Provided, however, that in the event Company, with Seafield's written approval, or any taxing authority makes any adjustments to such Company tax returns for tax periods ending on or prior to the Closing Date which result in an assessment or refund of taxes, Seafield shall reimburse Company for any said taxes paid by Company and Company shall remit to Seafield any refund received by Company attributable to such tax returns. Said payment or remittance shall be made within five (5) days after payment of taxes or receipt of a refund by Company as the case may be. Company shall not amend or otherwise adjust any such tax returns for any tax periods ending on or prior to the Closing Date without Seafield's written approval.

          (c)  Audits.

               (1)  Consolidated Audits.  In the event of a
consolidated federal income tax audit or state combined, consolidated or unitary income tax audit, Anuhco shall cause Company to cooperate with and assist Seafield in any negotiations, appeals or other proceedings with the Internal Revenue Service and other taxing authorities and shall provide Seafield with any documents or other information requested by Seafield. Consistent with such assistance and cooperation, Anuhco shall cause Company to make available to Seafield all reasonably necessary records and documents of Company including attorney and accountant privileged and confidential information necessary to respond to and defend such audits and shall not waive Company's privileges with respect to such information unless requested to do so by Seafield.
Seafield shall take all actions necessary to maintain the privilege with respect to privileged documents supplied to it hereunder, and shall not waive such privilege without prior notice to and consent of the Company, which consent shall not be unreasonably withheld.

               (2) Separate Return Audits. In the event Company is notified of a review or audit of a state or local income or franchise tax return (collectively the "Audit Notice"), Company shall provide Seafield with a copy of the Audit Notice within five
(5) days of its receipt. Company shall permit Seafield to participate in the audit review, appeals, negotiations or any other proceedings with any and all tax authorities affecting Company's state or local income or franchise tax returns for all tax periods ending on or prior to the Closing Date. Company shall cooperate fully with Seafield in any and all information required to successfully complete such proceedings. Company shall not enter into any closing agreements, compromises, waivers, protests, extensions, elections, agreements or any other documents affecting Company's state or loan income or franchise tax liability without written approval from Seafield.

     7.13  Accreditation, Due Diligence and Sophistication Matters.

          (a) Anuhco has been provided an opportunity to ask questions of, and Anuhco has received answers thereto satisfactory to it from the Stockholders and their representatives regarding the terms and conditions of this Agreement and other matters pertaining to this transaction, and Anuhco has obtained all additional information requested of the Stockholders and their representatives. Anuhco has investigated and is familiar with the affairs, financial condition and prospects of the Company and Subsidiary and has been given sufficient access to and has acquired sufficient information including the Schedules to this Agreement and all other information and documents as requested by Anuhco including but not limited to financial information, corporate records, tax returns, contracts, forms, leases and premium finance contracts and related documents about the Company and Subsidiary to reach an informed and knowledgeable decision to acquire the Shares.

          (b) Anuhco has such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of this transaction. Anuhco has not relied in connection with this transaction upon any representations, warranties or agreements other than those set forth in this Agreement and the Schedules and Exhibits hereto. Anuhco's financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time.

          (c) Anuhco is acquiring the Shares pursuant to this Agreement for its own account and not with a view to or for sale in connection with any distribution of all or any part of the Shares. Anuhco acknowledges the Stockholders' understanding that the sale of the Shares hereunder is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

          (d) Anuhco is an "Accredited Investor" within the definitions set forth in Securities Act Rule 501(a).

          (e) No stockholder or any officer, employee, agent or affiliate of any Stockholder has made an representations or warranties to Anuhco, other as set forth herein.

          (f) The Stockholders shall have no responsibility or liability for the Company's financial status or financial results of operations after Closing. Anuhco shall not have any rights or remedies, except as provided herein, against the Stockholders based on the status or results of the Company after Closing, and no other representations or warranties are being made by Stockholders than those set forth herein. Stockholders further disclaim any responsibility or liability with respect to projections made prior to Closing of financial results after Closing and Anuhco acknowledges that it has not relied on such projections in making the investment reflected herein.

          (g) Nothing contained in this Section 7.12 is intended to limit in any way (i) any representation, warranty or covenant of the Stockholders, contained herein or in any document delivered pursuant hereto, or (ii) Anuhco's right to rely thereon.

     7.13 Access to Company Records Post Closing. Anuhco shall cause Company to provide all reasonably necessary access and provide copies of business records or documents of Company to Stockholders, at their cost and expense, for any reasonably necessary business or regulatory need of Stockholders post closing. Anuhco will provide to Stockholders copies of the Company's May 31, 1995, financial statements promptly after the same are available in final form. Such access shall include attorney and accountant privileged or confidential information. Stockholders shall take all actions necessary to maintain the privilege with respect to privileged documents supplied to it hereunder, and shall not waive such privilege without prior notice to and consent of the Company which shall not be unreasonably withheld.

     7.14 Related Party Agreements. All agreements between or among Company, Seafield or McCarter shall terminate as of the Closing unless otherwise expressly provided herein. Any transfer between or among Company, Seafield, or McCarter occurring under such agreements or otherwise as of the Closing shall not violate any of the Representations or Warranties of the Stockholders.

8.  Conditions to Obligations of Anuhco to Consummate Acquisition.

          The obligations of Anuhco to consummate the transactions provided for in this Agreement shall be subject to satisfaction, on or before the Closing, of the following conditions:

     8.1 Representations and Warranties True at Closing. All representations and warranties of the Stockholders shall be true on and as of the Closing as though such representations and warranties were made at and as of such date, except as otherwise expressly stated herein.

     8.2 Opinion of Counsel for Stockholders. Anuhco shall have received an opinion of counsel for Stockholders, reasonably satisfactory to Anuhco and its counsel.

     8.3 Resignations. Anuhco shall have received signed resignations of such of the directors of the Company as Anuhco designates.

     8.4 Consulting and Assignment Agreement. Seafield shall have executed the Consulting and Assignment Agreement in the form of
Exhibit 1.

     8.5 Employment Agreement. McCarter shall have executed the Employment Agreement in the form of Exhibit 2.

     8.6 Bank Financing. Bank of America shall either a) have agreed in writing to amendments to the Receivables Purchase Agreement of July 16, 1993, as set forth in the letter of such Bank to McCarter, dated May 11, 1995, and attached hereto as Exhibit 3; or b) Anuhco and Stockholders shall have mutually agreed to extend the period of time within which Bank of America shall make such agreement.

     8.7 Licenses, Permits, Etc. Each state or other governmental unit identified on Schedule 8.7 by which the Company, as of the date hereof, is licensed to conduct its business, and which shall require, as a condition of such license, prior notice or application for approval of the transactions contemplated hereby, shall be so notified or a request for approval shall be filed with such state or governmental unit prior to the Closing.

     8.8 Performance of Covenants. Stockholders shall have performed each and every obligation to be performed by them hereunder at or before the Closing.

9.  Conditions to Obligation of Stockholders to Consummate the
Acquisition.

          The obligation of Stockholders to consummate this transaction shall be subject to satisfaction, on or prior to the Closing, of the following conditions:

     9.1 Representations and Warranties True at Closing. The representations and warranties of Anuhco shall be true on and as of the Closing, as though such representations and warranties were made at and as of such date, except as is otherwise expressly contemplated herein.

     9.2 Opinion of Counsel for Anuhco. Stockholders shall have received an opinion of counsel for Anuhco, reasonably satisfactory to Stockholders and their counsel.

     9.3 Consulting and Employment Agreements. Anuhco shall have executed, or caused the Company to execute and deliver, the Consulting and Assignment Agreement and Employment Agreement referred to in Sections 8.4 and 8.5 hereof.

     9.4 Performance of Covenants. Anuhco shall have performed each and every obligation to be performed by it hereunder at or before the Closing.

     9.5 Bank Financing. Seafield shall have received from Bank of America an unconditional release from any and all liability, fixed or contingent, under the Receivables Purchase Agreement dated July 16, 1993, among Company, Seafield and Bank of America.

10.  Termination.

     On or prior to Closing

          (a) Stockholders, by written notice to Anuhco, may terminate this Agreement in the event that any of the conditions precedent contained in Section 9 hereof to the performance of their obligations which are to be performed at or prior to such date shall not have been fulfilled prior to and cannot be fulfilled concurrent with the Closing and shall not have been waived by Stockholders, which termination shall not prejudice any claim for damages or other relief which Stockholders may have at law or in equity against Anuhco; and

          (b) Anuhco, by written notice to Stockholders, may terminate this Agreement in the event that any of the conditions precedent contained in Section 8 hereof to the performance of Anuhco's obligations shall not have been fulfilled prior to and cannot be fulfilled concurrent with the Closing and shall not have been waived by Anuhco, which termination shall not prejudice any claim for damages or other relief which Anuhco may have at law or in equity against Stockholders.

          (c) Except as otherwise provided herein, each of the parties to this Agreement shall pay all of its or his expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation the expenses of lawyers, accountants, investment bankers, appraisers, environmental consultants, and other advisors.

          (d) Either party may terminate this Agreement if the transaction contemplated herein does not close on or before May 31, 1995.

11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

12.  Contents of Agreement, Parties in Interest, Assignment, Etc.

     This Agreement and the Exhibits and Schedules which are attached hereto and are incorporated herein set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof, including without limitation, the Confidentiality Agreement and Letter of Intent, are merged into and superseded by this Agreement; provided however that if this transaction is not closed Anuhco will continue to be bound by the confidentiality terms and conditions of the Letter of Intent. This Agreement may not be assigned without the written consent of the parties. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing herein express or implied is intended or shall be construed to confer upon or to give any person, other than the parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

13.  Indemnification.

     13.1 General Indemnification. Subject to the terms and conditions hereinafter set forth, the Company, Subsidiary and Anuhco, and their respective officers and directors, and the successors and assigns of all thereof, shall be indemnified by Stockholders, jointly and severally, from and against any and all damages, losses, liabilities and expenses resulting from (a) the continued existence of, and the completion of the termination of, the BMA Agency Software Division, Inc. Profit Sharing Plan and Trust (a/k/a Agency Resources, Inc. Profit Sharing Plan) and/or the failure to maintain and operate said plan in material compliance with Section 401 of the Code and/or ERISA, (b) any inaccuracy in or breach or nonfulfillment of any representation, warranty, obligation, covenant, or agreement made or undertaken in or under this Agreement by Stockholders; (c) any third party claims arising from or as the result of any inaccuracy in or breach or nonfulfillment of any of the foregoing; and (d) all actions, suits, judgments, costs and expenses (including, without limitation, attorneys' fees) incident to items (a), (b) or (c) of this sentence. Subject to the terms and conditions hereinafter set forth, Stockholders, fiduciaries of the Seafield Plans, and their successors, representatives and permitted assigns, shall be indemnified by Anuhco from and against any and all damages, losses, liabilities and expenses resulting from (a) any inaccuracy in or breach or nonfulfillment of any representation, warranty, obligation, covenant or agreement made or undertaken in or under this Agreement by Anuhco; (b) any third party claims arising from or as the result of any inaccuracy in or breach or nonfulfillment of any of the foregoing; (c) claims made by, or on behalf of, employees of Company, or third parties but only to the extent claiming on behalf of, or as beneficiaries of, employees of Company, directly or indirectly relating or resulting from the retention of the account balances of employees of Company in the Seafield Plans after the Closing and until the "trustee to trustee" transfer described in Section 7.8 including, without limitation, claims relating to the administration of such account balances for such period; and (d) all actions, suits, judgments, costs and expenses (including, without limitation, attorneys' fees) incident to items (a), (b) or (c) of this sentence.

     13.2 Claims Procedure. Claims for indemnification hereunder shall be made as follows:

          (a) Third Party Claims. In the event that any claim or demand for which any party hereto would be entitled to indemnification under this Agreement is asserted or sought to be collected by a third party, the party(ies) seeking indemnity shall give a Claim Notice (as described in Section 13.3 hereof) to the party or parties from whom indemnity is sought. The party(ies) from whom indemnity is sought shall have thirty (30) days from the date of delivery of the Claim Notice (the "Notice Period") to notify the party(ies) seeking indemnity whether or not the right to indemnity for such claim is disputed and, if disputed, the reasons therefor.

               (1) If the right to indemnity is not disputed by the party(ies) from whom indemnity is sought, such party(ies) shall assume the control and defense and/or settlement of such claim or demand, and the amount of any settlement or judgment and the costs and expenses of such defense shall be paid by such party(ies). If the party(ies) seeking indemnity shall desire to participate in any such defense, such party(ies) may do so at its or their sole cost and expense, in which event no settlement of any claim or demand which would adversely affect the rights of the party(ies) seeking indemnity may be made without the written consent(s) of such party(ies), which consent(s) may not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other relief against the party(ies) seeking indemnity or their respective assets, employees or businesses. The party(ies) seeking indemnity shall be kept fully informed of the status of any such claim or demand at all stages thereof, regardless of whether or not they participate in any such defense.

               (2) If the right to indemnity is disputed by the party(ies) from whom indemnity is sought or if such party(ies) shall fail to respond within the Notice Period, the party(ies) seeking indemnity shall have the right to control the defense and/or settlement of such claim or demand, and the amount of any settlement or judgment and the costs and expenses of such defense (including, without limitation, attorneys' fees incurred in connection therewith) may be the subject of a claim for indemnification under Section 13.2(b) hereof. Nothing herein contained shall prohibit or limit the right of the party(ies) seeking indemnity hereunder to pursue such legal remedies as may be available to it or them to enforce such right of indemnity prior to or after the resolution of the third party's claim or demand.

               (3) The party(ies) seeking indemnity shall make available to the party(ies) from whom indemnity is sought and their attorneys and accountants all books and records of the party(ies) seeking indemnity relating to any such claim or demand and the parties agree to render each other such assistance as they may reasonably require in order to ensure the proper and adequate defense of any such claim or demand.

          (b) Non-Third Party and Other Claims. In the event of a claim or demand for which any party hereto would be entitled to indemnification under this Agreement which does not involve a claim or demand being asserted or sought to be collected by a third party, the party(ies) seeking indemnity shall give a Claim Notice, or in the case of claims or demands which have proceeded in the manner described in Section 13.2(a)(2), a second Claim Notice, with respect to such claim or demand to the party(ies) from whom indemnity is sought. Unless disputed by the party(ies) from whom indemnity is sought by written notice within thirty (30) days of receipt of the claim notice to the party(ies) seeking indemnity stating the reasons therefor, each claim under this Section shall be paid within forty-five (45) days after the date of receipt of the Claim Notice therefor. If any claim under this Section shall not be paid within such forty-five (45) day period, or if the party(ies) from whom indemnity is sought dispute such claim by written notices within such thirty (30) day period to the party(ies) seeking indemnity stating the reasons therefor, the party(ies) seeking indemnity shall have the right to commence legal proceedings for the enforcement of their rights hereunder, and shall be entitled to recover interest thereon at the rate of ten percent (10%) per year.

     13.3 Timing of Claim Notice. Each Claim Notice shall be given by the party(ies) seeking indemnity as promptly as practicable after such party(ies) becomes or become aware of the claim or demand and the facts indicating that a claim for indemnification in respect of the same may be warranted; provided, however, that no such claim notice may be sent after the expiration of the time period provided in Section 13.5 herein. Each Claim Notice shall specify the nature of the claim or demand, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arising and the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice and no failure to include any specific information or any reference to the provisions of this Agreement or other instrument under which the claim for indemnification arises shall affect the obligation of the party(ies) from whom indemnification is sought, except to the extent that such failure or delay shall adversely affect the ability of such party(ies) to defend, settle or satisfy the claim or demand.

     13.4 Change of Control of Seafield. If Seafield shall, prior to the expiration of its representations and warranties or prior to final resolution of any claims for indemnity made against it pursuant to this Section 13, be a party to a reorganization in which it is not the surviving corporation, or be subject to a change in its control, Seafield shall, unless the surviving corporation or new controlling person, as the case may be, shall in writing confirm to Anuhco the continuing liability of Seafield or such survivor by virtue of the terms hereof, deposit in escrow, with a bank in the Greater Kansas City Metropolitan Area as Anuhco shall specify, the sum of $250,000, as security for, and until the expiration of, its indemnity obligations hereunder, but in no event after expiration of the time period provided in Section 13.5, unless a claim is pending and unresolved.

     13.5 Indemnity Claims. The maximum aggregate joint and several liability of Stockholders for Damages incurred by Anuhco with respect to claims arising from breaches of warranty or representation, together with related legal expenses ("Warranty Claims") shall be $500,000 (the "Maximum Claim Amount"). All Warranty Claims against Stockholders under this Article 13 must be asserted in writing by Purchaser within one (1) year from the Closing Date, except that claims for breach of any warranty with respect to compliance by the Company with the Code or ERISA may be brought within the time provided in the statute of limitation applicable thereto. Anuhco may not make any Warranty Claims against Stockholders until Anuhco has incurred Damages with respect to Warranty Claims that collectively exceed $50,000 in the aggregate. Indemnity claims with respect to a breach by Stockholders of any covenant (as opposed to an alleged breach of warranty or representation) contained herein or with respect to the BMA Agency Software Division, Inc. Profit Sharing Plan and Trust (a/k/a Agency Resources, Inc. Profit Sharing Plan), shall not be subject to such Maximum Claim Amount, or the $50,000 threshold, but shall be brought within the above-mentioned one year period, except as earlier herein provided with respect to tax and ERISA matters. Additionally, indemnity claims with respect to the purchase price adjustment set forth in Section 7.7(a) and for fees, costs and expenses incurred in securing or reinstating a license to operate in Arizona as set forth in Section 7.7(b) shall not be subject to such Maximum Claim Amount, or the $50,000 threshold.

14. Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been given when sent by certified or registered mail, postage prepaid, addressed as follows:

     if to Seafield, to:      James R. Seward
                              Seafield Capital Corporation
                              2600 Grand Avenue, Suite 500
                              P.O. Box 410949
                              Kansas City, MO 64141

     with a copy to:          James A. Polsinelli, Esq.
                              Polsinelli, White, Vardeman
                                & Shalton
                              700 W. 47th Street, Suite 1000
                              Kansas City, MO 64112

     if to McCarter:          2340 Guilford Lane
                              Mission Hills, KS 66208

     and if to Anuhco:        Anuhco, Inc.
                              Attn:  President
                              9393 W. 110th Street, Suite 100
                              Overland Park, KS 66210

     with a copy to:          Kent E. Whittaker, Esq.
                              Hillix, Brewer, Hoffhaus,
                              Whittaker & Wright, L.L.C.
                              2420 Pershing Road, Suite 400
                              Kansas City, MO 64108

or to such other persons and addresses as have been furnished by either party to the other in writing. No notice, waiver, consent or approval required or permitted hereunder shall be deemed effective unless given in writing.

15. Confidentiality. Until the Closing, (i) any party may make such disclosures as it reasonably considers are required by law, but each party will notify the other parties in advance of any such disclosure, (ii) advisors to the parties may place "tombstone" notices of the transaction in financial and legal newspapers and periodicals and (iii) the parties may disclose this Agreement, but not its terms, in such manner as such party deems in the exercise of good faith necessary or appropriate. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

16. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Kansas without reference or regard to the conflicts of laws and rules of said state.

     IN WITNESS WHEREOF, this Agreement has been executed on the day and year first above written.

                              ANUHCO, INC.,

                              By: /s/ Timothy P. O'Neil
                              Timothy P. O'Neil

                              SEAFIELD CAPITAL CORPORATION

                              By: /s/ James R. Seward
                              James R. Seward

                              /s/ C. Ted McCarter
                              C. Ted McCarter

                                            Exhibit 10(a)

               CONSULTING AND ASSIGNMENT AGREEMENT

     This Consulting Agreement is entered into this 31st day of May, 1995, by and between Seafield Capital Corporation, a Missouri corporation ("Seafield"), and Anuhco, Inc., a Delaware corporation ("Anuhco").
                           WITNESSETH:

     WHEREAS, the parties hereto have entered into a Stock Purchase Agreement (the "Agreement"), providing for the sale from Seafield to Anuhco of shares of capital stock of Agency Premium Resource, Inc., a Kansas corporation (the "Company"), and

     WHEREAS, prior to such sale Seafield has been involved in and familiar with the business of the Company, including membership on the Company's Board of Directors of three executive officers of Seafield, and

     WHEREAS, Seafield has also provided to or assisted the Company with a number of matters involved in the Company's operations, including, but not limited to negotiation and administration of bank financing, software development, insurance, employee benefit plans, taxes, internal audit and controls and the audit of financial statements (collectively the "Consulting Services"), and

     WHEREAS, Anuhco desires to have the services of Seafield available for the benefit of the Company, and Seafield is willing to consult on the same, and

     WHEREAS, Seafield has agreed to assign to the Company all of its ownership of and rights in computer software.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto do hereby as follows:

1. Anuhco hereby engages Seafield, upon the terms and conditions herein set forth, to consult on the services herein specified, and Seafield accepts such engagement.

2. Seafield agrees, through one or more of its officers, to provide to the Company such advise with respect to the Consulting Services as may be reasonably requested from time to time by the chief executive officers of the Company or Anuhco, and further agrees to take all action necessary to transfer the assets and liabilities of the Company's employee benefit plans, and assist in obtaining required governmental approvals thereof, as set forth in the Agreement.

3. Seafield agrees to assign to the Company any and all of its ownership of and rights in the computer software referred to in
Section 2 of the Agreement.

4. In consideration of the agreement to provide such consultation and the assignment of the computer software, Anuhco agrees to pay to Seafield, contemporaneously with the execution hereof, the sum of $1 million in cash, and to additionally hereafter pay, during the term hereof, all reasonable travel and other related expenses incurred by Seafield at the request of Anuhco or the Company and incident to Consulting Services provided hereunder.

5. The term of this Agreement shall be three (3) years from and after the date hereof.

6. This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof, and may be modified or amended only by a subsequent written and executed document.

7. The rights and obligations of the parties under this Agreement shall inure to the benefit of and be enforceable by the parties hereto and the Company, and the respective successors and assigns of all thereof.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

     IN WITNESS WHEREOF, the parties hereto have caused this Consulting and Assignment Agreement to be executed as of the day and year first above written.

                       SEAFIELD CAPITAL CORPORATION

                       By: /s/ James R. Seward
                       James R. Seward

                       ANUHCO, INC.

                       By: /s/ Timothy P. O'Neil
                       Timothy P. O'Neil
